Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110449238-14
Filing Date and Time 06/17/2011 11:53 AM
Entity Number E0349342011-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation:	Comp Services Inc.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Vcorp Services, LLC Name ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (Number of shares corporation is authorized to issue)	Number of shares With par value: 510,000,000	Par value Per share: $.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Gabriel Mendez
Name
	414 S. Almansor Street	Los Angeles	CA	91801
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one incorporator)
	Mimi Sanik	X /s/ Mimi Sanik
	Name	Incorporator Signature

	25 Robert Pitt Drive, Suite 204	Monsey	NY	10952
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named entity.
	X /s/ Mimi Sanik			6/17/2011
	Authorized Signature of Registered Agent of On Behalf of registered Agent Entity			Date

This form must be accompanied by appropriate fees.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
COMP SERVICES INC.

8. The governing board of Comp Services Inc. (the "Corporation") shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director," The first Board of Directors of the corporation shall consist of one director(s). The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one, In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

9. (a) The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred and Ten Million (510,000,000) which shall consist of (i) Five Hundred Million (500,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) Ten Million (10,000,000) shares of blank check preferred stock, par value $0.001 per share (the "Preferred Stock").

(b) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation rid number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or noncumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;
(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and
(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof; of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

(c) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

(d) The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

10. The Corporation shall have perpetual existence.

11. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

12. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holdin; such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

13. The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

14. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that COMP SERVICES, INC., did on
June 17, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: G Ramos Certifecate Number: C20110617-1291 You may verify this certificate online at http://ww.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 20, 2011 /s/ Ross Miller Ross Miller Secretary of State

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Instructions for Initial List, Registered Agent and State Business License Application

ATTENTION: You may now file your initial or annual list online at www.nvsos.gov

 IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION Filing and payment of the State Business License are now processed by the Secretary of State’s office. Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt. The State Business License fee is $200.00. A penalty of $100.00 is required for late business license renewals.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1.	The NAME and FILE NUMBER of the entity EXACTLY as it is registered with this office.

2.	The FILING PERIOD is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.

3.
The name and address of the REGISTERED AGENT and OTHER names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether MANAGER or MANAGING MEMBER is being listed.

4.	If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided.

5.	The SIGNATURE, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.

6.
Completed FORM, FEES and applicable PENALTIES must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEE: The filing fee for an initial list is $125.00, in addition to the State Business License fee. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee. Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE: Regular and Expedited Filings	SATELLITE OFFICE: Expedited Filings Only
Secretary of State Status Division 202 North Carson Street Carson City NV 89701-4201 Phone: 775-684-5708 Fax: 775-684-7123	Secretary of State – Las Vegas Commercial Recordings Division 555 East Washington Ave, Suite 5200 Las Vegas NV 89101 Phone: 702-486-2880 Fax: 702-486-2888

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

COMP SERVICES INC.
(Name of Corporation)

FILING FOR THE PERIOD OF	JUN, 2011	TO	JUN, 2012 Due by Jul 31, 2011

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100443427-67
Filing Date and Time 06/18/2010 3:05 PM
Entity Number EO127052010-3

**YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov**
The entity's duly appointed resided agent in the State of Nevada upon whom process be served is
VCORP SERVICES, LLC 1645 VILLAGE CENTER CIRCLE STE 170 LAS VEGAS NV 89134 A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT www.nvsos.gov

USE BLACK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent tor egistered agent.)

1. Print or type names and addressed either residence or business for all officers and directors. A President, Secretary, Treasurer or equivalent of and all Directors must be named. There must be at least one director. An officer must sign  the form. FORM WILL BE RETURNED IF UNSIGNED.
2. If there are additional directors attach a list of them to this form.
3. List fee is $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the deadline.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above one file stamped copy will be returned at no additional charge to recevie a certified copy, enclose an additional $20.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
5. Return the completed form to: Secretary of State 202 North Carson Street, Carson City, NV 89701-4201 (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation initial registration date. (Postmark date is not accepted as receipt date) Forms received after due date will be returned for additional fees and penalties.
FILING FEE : $125.00     LATE  PENALTY: $75.00       BUSINESS LICENSE: FEE $200.00          LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE
oPursuant to NRS Chapter 76, this entity is exemtp from the business license fee. Exemption code:			Section 7(2): Exemption Codes
001 - Governmental Entity
oMonth and Year your State Business License expires 20			002 - 501(c) Nonprofit Entity
003 - Home-based Business
☐This corporation is a publicly traded corporation. The Central Index Key number is:			005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.
☐This publicly corporation is not required to have a Central Index Key number.
NAME	TITLE(S)
PRESIDENT (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

NAME	TITLE(S)
SECRETARY (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

NAME	TITLE(S)
Anthony Barron	TREASURER (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

NAME	TITLE(S)
DIRECTOR (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP

I declare to the best  of my knowledge under penalty of perjury , that the above mentioned entity has complied with the provisions of NRS.360.780 and acknowledge that pursuant to NRS239.330 it is category C felony to knowingly offer any false or forge instruments for filing in the Office of the Secretary of State.

Signature:	Title:	Date: